Exhibit 4.57


[COMERICA LOGO]     Advance Formula Agreement


         THIS AGREEMENT is made this 25th day of October, 1996, by Daedalus Enterprises, Inc., a Michigan corporation ("Debtor") to COMERICA BANK ("Bank"), a Michigan banking corporation of 100 Renaissance Center, Detroit, Michigan 48243.

         For and in consideration of the loans and other credit which Debtor may now or hereafter obtain or request from Bank which are secured pursuant to a Security Agreement dated March 1, 1991 ("Security Agreement"), and for other good and valuable consideration, Debtor agrees as follows:

         1. FORMULA LOANS. The credit which Bank may now or hereafter extend to Debtor subject to the limitations of this Agreement and to the conditions and limitations of any other agreement between Debtor and Bank is identified as follows:

         All indebtedness under a $1,550,000.00 note dated October 25, 1996 made by Debtor to Bank.

and any extensions, renewals or substitutions, whether in a greater or lesser amount, including any letters of credit issued thereunder ("Formula Loans").

         2. ADVANCE FORMULA. Debtor warrants and agrees that Debtor's indebtedness to Bank for the Formula Loans shall never exceed the sum of:

             (a) *Fifty* percent (50%) of its Eligible Accounts, as defined below; and

             (b) the lesser of N/A percent (N/A%) of its Eligible Inventory, as defined below, or N/A Dollars ($N/A); and

             (c) the following, if any*:

                         SEE ATTACHED SCHEDULE A

         --------------------
         *None, if left blank

         3. FORMULA COMPLIANCE. If the limitations in paragraph 2, above, are exceeded at any time, Debtor shall immediately pay Bank sums sufficient to reduce the Formula Loans by the amount of such excess, or, if Bank in its sole discretion shall so agree, Debtor shall provide Bank additional collateral in the form of cash or other property with a value, as determined by Bank, that when added to the elements set forth in paragraph 2 will constitute compliance with said limitations.

         4. ELIGIBLE ACCOUNT. "Eligible Account" shall mean an Account (as defined in the Security Agreement, but shall not include interest and service charges) arising in the ordinary course of Debtor's business which meets each of the following requirements:

             (a) it is not owing more than N/A (N/A) days after the date of the original invoice or other writing evidencing such
                 Account:


             (b) it is not owing by an Account Debtor (as defined in the
                 Security Agreement) who has failed to pay N/A percent (N/A%) or more of the aggregate amount of its Accounts owing to Debtor within N/A (N/A) days after the date of the respective invoices or other writings evidencing such
                 Accounts:

             (c) it arises from the sale or lease of goods and such goods have been shipped or delivered to the Account Debtor under such Account; or it arises from services rendered and such services have been performed:

             (d) it is evidenced by an invoice, dated not later than the date of shipment or performance rendered to such Account Debtor or some other evidence of billing acceptable to Bank;

             (e) it is not evidenced by any note, trade acceptance, draft or other negotiable instrument or by any chattel paper, unless such note or other document or instrument previously has been endorsed and delivered by Debtor to Bank;

             (f) it is a valid, legally enforceable obligation of the Account
                 Debtor thereunder, and is not subject to any offset, counterclaim or other defense on the part of such Account Debtor or to any claim on the part of such Account Debtor denying liability thereunder in whole or in part;

             (g) it is not subject to any sale of accounts, any rights of offset, assignment, lien or security interest whatsoever other than to Bank;

             (h) it is not owing by a subsidiary or affiliate of Debtor, nor by an Account Debtor which (i) does not maintain its chief executive office in the United States of America, (ii) is not organized under the laws of the United States of America, or any state thereof, unless such Account Debtor is a Canadian subsidiary of General Motors, Ford or Chrysler, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality or other instrumentality thereof;

             (i) it is not an account owing by the United States of America or any state or political subdivision thereof, or by any department, agency, public body corporate or other instrumentality of any of the foregoing, unless all necessary steps are taken to comply with the Federal Assignment of Claims Act of 1940, as amended, or with any comparable state law, if applicable, and all other necessary steps are taken to perfect Bank's security interest in such account;

             (j) it is not owing by an Account Debtor for which Debtor has received a notice of (i) the death of the Account Debtor or any partner of the Account Debtor, (ii) the dissolution, liquidation, termination of existence, insolvency or business failure of the Account Debtor, (iii) the appointment of a receiver for any part of the property of the Account Debtor, of (iv) an assignment for the benefit of creditors, the filing of a petition in bankruptcy, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Account Debtor;

             (k) it is not an account billed in advance, payable on delivery, for consigned goods, for guaranteed sales, for unbilled sales, for progress billings, payable at a future date in accordance with its terms, subject to a retainage or holdback by the Account Debtor or insured by a surety company; and

             (l) it is not owing by any Account Debtor whose obligations
                 Bank, acting in its sole discretion, shall have notified Debtor are not deemed to constitute Eligible Accounts.

An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.

         5. ELIGIBLE INVENTORY. Unless stated otherwise in paragraph 11 below, "Eligible Inventory" shall be valued at the lesser of cost or present market value in accordance with generally accepted accounting principles, consistently applied, and shall mean all of Debtor's Inventory (as defined in the Security Agreement) which is in good and merchantable condition, is not obsolete or discontinued, and which would properly be classified as "raw materials" or as "finished goods inventory" under generally accepted accounting principles, consistently applied, excluding (a) Debtor's work in process, consigned goods, inventory located outside the United States of America, (b) inventory covered by or subject to a seller's right to repurchase, or any consensual or nonconsensual lien or security interest (including without limitation purchase money security interests) other than in favor of Bank, whether senior or junior to Bank's security interest, and
(c) inventory that Bank, acting in its sole discretion, after having notified Debtor, excludes Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

         6. CERTIFICATES, SCHEDULES AND REPORTS. Debtor will within 15 days after and as of the end of each month (and at such other times as Bank may request), deliver to Bank agings of the Accounts and a schedule identifying each Eligible Account (not previously so identified) and reports as to the amount of Eligible Inventory. Debtor will from time to time deliver to Bank such additional schedules, certificates and reports respecting all or any of the Collateral (as defined in the Security Agreement), the items or amounts received by Debtor in full or partial payment of any of the Collateral, and any goods (the sale or lease of which by Debtor shall have given rise to any of the Collateral) possession of which has been obtained by Debtor, all and as to such extent as Bank may request. Any such schedule, certificate or report shall be executed by a duly authorized officer of Debtor and shall be in such form and detail s Bank may specify. Any such schedule identifying any Eligible Account shall be accompanied (if Bank so requests) by a true and correct copy of the invoice evidencing such Eligible Account and by evidence of shipment or performance.

         7. INSPECTIONS; COMPLIANCE. Debtor shall permit Bank and its designees from time to time to make such inspections and audits, and to obtain such confirmations or other information, with respect to any of the Collateral or any Account Debtor as Bank is entitled to make or obtain under the Security Agreement, and shall reimburse Bank on demand for all costs and expenses incurred by Bank in connection with such inspections and audits. Debtor shall further comply with all of the other terms and conditions of the Security Agreement.

         8. DEFAULT. Any failure by Debtor to comply with this Agreement shall constitute a default under the Formula Loans and under the Security Agreement and the Indebtedness, as defined therein.

         9. AMENDMENTS; WAIVERS. This Agreement may be amended, modified or terminated only in writing duly executed by Debtor and Bank. No delay by Bank in requiring Debtor's compliance herewith shall constitute a waiver of such right. The rights granted to Bank hereunder are cumulative, and in addition to any other rights Bank may have by agreement or under applicable law. This Agreement shall supersede and replace in their entirety any prior advance formula agreements in effect between Bank and Debtor.

         10. DEMAND BASIS FORMULA LOANS. Notwithstanding anything to the contrary set forth in this Agreement, in the event that the Formula Loans are at any time on a demand basis, Debtor hereby acknowledges and agrees that the formula set forth in paragraph 2 hereof is merely for advisory and guidance purposes and Bank shall not be obligated to make any loans or advances under the Formula Loans, and, notwithstanding the terms of paragraph 3 above, Bank may at any time, at its option, demand payment of any or all of the Formula Loans, whereupon the same shall become due and payable.


         11.     SPECIAL PROVISIONS*:


-----------------------
*None, if left blank

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

Chief Executive Office Address:              DEBTOR:


300 Parkland Plaza                           DAEDALUS ENTERPRISE, INC.
P.O. Box 1869
Ann Arbor, MI  48106                         /s/ Thomas R. Ory
                                          By:-----------------------
Accepted and Approved:                       Thomas R. Ory
                                          Its: President
COMERICA BANK

   /s/ Walter G. Byers                    By:----------------------
By:----------------------
   Walter G. Byers                        Its:---------------------
Its: Vice President



             DAEDALUS ENTERPRISES, INC. ADVANCED FORMULA AGREEMENT


                                 SCHEDULE "A"

         -$950,000 based on value of real estate
         -Up to 50% of the unbilled or billed receivables owing from the Thailand contract subject to the receivable being supported by a $1 million irrevocable letter of credit in form and substance satisfactory to the Bank
         -Up to 50% of the unbilled or billed receivables owing from NASA-Modis Simulator contract


COMERICA [LOGO]    MASTER REVOLVING NOTE
                   Variable Rate-Demand (Business and Commercial
                   Loans Only)

Obligor #        Note #         Note Date: October 25, 1996

Tax Identification Number      Amount: $1,550,000    Ann Arbor, Michigan

Maturity Date:  On Demand

         For Value Received, the undersigned promise(s) to pay ON DEMAND to the order of Comerica Bank ("Bank"), at any office of the Bank in the State of Michigan, **One Million Five Hundred Fifty Thousand and no/100** Dollars (U.S.) (or that portion of it advanced by the Bank and not repaid as later provided) with interest until demand or an Event of Default, as later defined, at a per annum rate equal to the Bank's prime rate from time to time in effect plus 1.50% per annum and after that at a rate equal to the rate of interest otherwise prevailing under this Note plus 3% per annum (but in no event in excess of the maximum rate permitted by law). The Bank's "prime rate" is that annual rate of interest so designated by the Bank and which is changed by the Bank from time to time. Interest rate changes will be effective for interest computation purposes as and when the Bank's prime rate changes. Interest shall be calculated on the basis of a 360-day year for the actual number of days the principal is outstanding. Unless sooner demanded, accrued interest on this Note shall be payable on the 1st day of each month commencing December, 1996. If the frequency of interest payments is not otherwise specified, accrued interest on this Note shall be payable monthly on the first day of each month, unless sooner demanded. If any payment of principal or interest under this Note shall be payable on a day other than a day on which the Bank is open for business, this payment shall be extended to the next succeeding business day and interest shall be payable at the rate specified in this Note during this extension. A late payment charge equal to 5% of each late payment may be charged on any payment not received by the Bank within 10 calendar days after the payment due date, but acceptance of payment of this charge shall not waive any Default under this Note.

         The principal amount payable under this Note shall be the sum of all advances made by the Bank to or at the request of the undersigned, less principal payments actually received in cash by the Bank. The books and records of the Bank shall be the best evidence of the principal amount and the unpaid interest amount owing at any time under this Note and shall be conclusive absent manifest error. No interest shall accrue under this Note until the date of the first advance made by the Bank; after that interest on all advances shall accrue and be computed on the principal balance outstanding from time to time under this Note until the same is paid in full. At no time shall the Bank be under any obligation to make any advances to the undersigned pursuant to this Note (notwithstanding anything expressed or implied in this Note or elsewhere to the contrary, including without limit if the Bank supplies the undersigned with a borrowing formula) and the Bank, at any time and from time to time, without notice, and in its sole discretion, may refuse to make advances to the undersigned without incurring any liability due to this refusal and without affecting the undersigned's liability under this Note for any and all amounts advanced.

         This Note and any other indebtedness and liabilities of any kind of the undersigned (or any of them) to the Bank, and any and all modifications, renewals or extensions of it, whether joint or several, contingent or absolute, now existing or later arising, and however, evidenced (collectively "Indebtedness") are secured by and the Bank is granted a security interest in all items deposited in any account of any of the undersigned with the Bank and by all proceeds of these items (cash or otherwise), all account balances of any of the undersigned from time to time with the Bank, by all property of any of the undersigned from time to time in the possession of the Bank and by any other collateral, rights and properties described in each and every mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by any (or all) of the undersigned to or for the benefit of the Bank (collectively "Collateral"). Notwithstanding the above, to the extent that any portion of the Indebtedness is a consumer loan, that portion shall not be secured by any mortgage on or other security interest in the undersigned's principal dwelling which is no a purchase money security interest as to that portion, unless expressly provided to the contrary in another place.

         If the undersigned (or any of them) or any guarantor under a guaranty of all or part of the Indebtedness ("guarantor") (a) fail(s) to pay any of the Indebtedness when due, by maturity, acceleration or otherwise, or fail(s) to pay any Indebtedness owing on a demand basis upon demand; or (b) fail(s) to comply with any of the terms or provisions of any agreement between the undersigned (or any of them) or any such guarantor and the Bank; or (c) become(s) insolvent or the subject of a voluntary or involuntary proceeding in bankruptcy, or a reorganization, arrangement or creditor composition proceeding, (if a business entity) cease(s) doing business as a going concern, (if a natural person) die(s) or become(s) incompetent, (if a partnership) dissolve(s) or any general partner of it dies, becomes incompetent or becomes the subject of a bankruptcy proceeding or (if a corporation) is the subject of a dissolution, merger or consolidation; or
(d) if any warranty or representation made by any of the undersigned or any guarantor in connection with this Note or any of the Indebtedness shall be discovered to be untrue or incomplete; or (e) if there is any termination, notice of termination, or breach of any guaranty, pledge, collateral assignment or subordination agreement relating to all or any part of the Indebtedness; or (f) if there is any failure by any of the undersigned or any guarantor to pay when due any of its indebtedness (other than to the Bank) or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness; or
(g) if the Bank deems itself insecure believing that the prospect of payment of this Note or any of the Indebtedness is impaired or shall fear deterioration, removal or waste of any of the Collateral; or (h) if there is filed or issued a levy or writ of attachment or garnishment or other like judicial process upon the undersigned (or any of them) or any guarantor or any of the Collateral, of these events (each a "Default"), may at its option and without prior notice to the undersigned (or any of them), declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by the Bank to the undersigned (or any of them), charge interest at the default rate provided in the document evidencing the relevant Indebtedness and exercise any one or more of the rights and remedies granted to the Bank by any agreement with the undersigned (or any of them) or given to it under applicable law.

         The undersigned acknowledge(s) that this Note matures upon issuance, and that the Bank, at any time, without notice, and without reason, may demand that this Note be immediately paid in full. The demand nature of this Note shall not be deemed modified by reference to a Default in this Note or in any agreement to a default by the undersigned or to the occurrence of an event of default (collectively an "Event of Default"). For purposes of this Note, to the extent there is reference to an Event of Default this reference is for the purpose of permitting the Bank to accelerate Indebtedness not on a demand basis and to receive interest at the default rate provided in the document evidencing the relevant Indebtedness. It is expressly agreed that the Bank may exercise its demand rights under this Note whether or not an Event of Default has occurred. The Bank, with or without reason and without notice, may from time to time make demand for partial payments under this Note and these demands shall not preclude the Bank from demanding at any time that this Note be immediately paid in full. All payments under this Note shall be in immediately available United States funds, without setoff or counterclaim.

         If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind the undersigned, and the undersigned's respective heirs, personal representatives, successors and assigns.

         The undersigned waive(s) presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices and agree(s) that no extension or indulgence to the undersigned (or any of them) or release, substitution or nonenforcement of any security, or release or substitution of any of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of any of the undersigned. The undersigned waive(s) all defenses or right to discharge available under
Section 3-606 of the Uniform Commercial Code and waive(s) all other suretyship defenses or right to discharge. The undersigned agree(s) that the Bank has the right to sell, assign, or grant participations, or any interest, in any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the Indebtedness.

         The undersigned agree(s) to reimburse the holder or owner of this Note for any and all costs and expenses (including without limit, court costs, legal expenses and reasonable attorney fees, whether inside or outside counsel is used, whether or not suit is instituted and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or incurred in any other matter or proceeding relating to this Note.

         The undersigned acknowledge(s) and agree(s) that there are no contract agreements, oral or written, establishing a term of this Note and agree(s) that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word "undersigned" means, individually and collectively, each maker, accommodation party, endorser and other party signing this Note in a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.

         THE UNDERSIGNED AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD HE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.







                        For Corporation or Partnerships

DAEDALUS ENTERPRISES, INC.           /s/ Thomas R. Ory    Its: President
300 Parkland Plaza               By: -------------------
P.O. Box 1869                        Thomas R. Ory
Ann Arbor, MI  48106


           For Individuals, Sole Proprietorships, Trusts, or Estates

                        Name(s) of Obligor(s)   Signature(s) of Obligor(s)

----------------------  ---------------------   --------------------------
Street Address

----------------------  ---------------------   --------------------------
City, State Zip Code

       For Bank Use Only
Loan Officer Initials      Loan Group Name
   WGB                         CMD-AA

Loan Officer I.D. No.      Loan Group No.
  976                          91168